Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES FIRST QUARTER 2016 RESULTS

First Quarter 2016 Highlights

•                  Cash available for distribution (“CAD”) of $0.31 per share

•                  First quarter 2016 cash dividend of $0.10 per common share

•                  In January 2016, acquired an approximately 84% interest in The Townsend Group (“Townsend”) for $383 million, a leading global provider of investment management and advisory services focused on real assets

•                  Raised $177 million of capital in retail business year-to-date 2016

•                  Total assets of managed companies as of March 31, 2016 of approximately $35.5 billion, including investments under contract, acquired or sold by our managed companies subsequent to the first quarter 2016 and including Townsend

NEW YORK, NY, May 10, 2016 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the first quarter ended March 31, 2016.

First Quarter 2016 Results

NSAM reported CAD for the first quarter 2016 of $59.7 million, or $0.31 per share. Net income to common stockholders for the first quarter 2016 was $17.6 million, or $0.09 per diluted share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Executive Chairman, commented, “We are pleased with NSAM’s consistent operating performance and first quarter results. We look forward to enhancing our earnings power with our recent acquisition of Townsend and the sustained growth in our retail business, which continues to generate very attractive fee revenue for our company. Our retail capital raised to date in 2016 represents sales only from our $1.65 billion NorthStar Income II product which, with the introduction of a new trailing commission structure, continues to pick up strong sales momentum as we look to close out this offering later this year.  With the addition of our recently effective and soon to be effective retail companies targeting $9 billion of capital in market friendly structures and the recent issuance of a more flexible than anticipated Department of Labor rule, we expect significant additional momentum in our retail business as we move through 2016.”

Al Tylis, Chief Executive Officer, added, “NSAM continues to deliver strong results, including improved operating margins during the first quarter.  Since commencing the strategic alternatives process in January, Management and the Board, including the special committee and its advisors, have focused on evaluating all alternatives to maximize shareholder value. To that end, and as announced last Friday, we are currently in exclusive negotiations on a three-way business combination with Colony Capital and NRF.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base management fee of $46.5 million earned during the first quarter 2016.

NorthStar Realty Europe (NYSE: NRE)

•                  Base management fee of $3.5 million earned during the first quarter 2016.

Annual Base Management Fee Calculation:

$ in millions	NRF	NRE
Annual Base Management Fee as of March 31, 2016	$186.1	$14.0
May 5, 2016 Annual Base Management Fee	186.1	14.0

Remaining exchangeable note conversion shares	0.3	—
Pro forma Annual Base Management Fee	$186.4	$14.0

Retail Companies

•                  Total aggregate asset management and other fees of $34.2 million earned during the first quarter 2016.

•                  Cash available for investment of $465 million as of March 31, 2016.

•                  Total capital raised of approximately $123 million during the first quarter 2016.

•                  NorthStar Healthcare Income, Inc. successfully completed its follow-on public offering on January 19, 2016, raising $1.8 billion of capital since inception.

•                  NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR New York Metro”), a non-traded REIT focused on commercial real estate in the New York metro area and co-sponsored by NSAM and RXR Realty LLC, began raising capital in early 2016.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns a 43% interest, has completed its offering and raised $1.9 billion of total capital.

•                  During the first quarter 2016, GAHR III acquired approximately $90 million of investments and since inception, GAHR III has acquired approximately $2.1 billion of investments, as of March 31, 2016.

•                  In February 2016, Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), announced that its registration statement pertaining to its initial public offering of approximately $3.15 billion in common stock was declared effective by the Securities and Exchange Commission (“SEC”). GAHR IV also announced it met the conditions of its minimum offering on April 12, 2016, and had subscriptions in its initial public offering of approximately $2.1 million, excluding shares of its common stock pursuant to its distribution reinvestment plan. GAHR IV is a healthcare focused non-traded REIT co-sponsored by AHI, of which NSAM owns a 43% interest.  This information does not constitute an offer of any securities for sale.

NorthStar Sponsored and Co-sponsored Retail Company Summary Financial Information:

(amounts in millions)	NorthStar Income	NorthStar Healthcare	NorthStar Income II	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt
Offering Size	$1.2 billion(1)	$2.1 billion(1)	$1.65 billion(1)	$4.95 billion

Capital Raised

Q1 2016	$11.0	$17.5	$94.1	$122.6
Year-to-date through 5-5-16	18.4	28.8	129.7	176.9
Inception-to-date through 5-5-16	1,258.5	1,829.6	991.2	4,079.3

Investments(2)

During Q1 2016	$238.3	$546.5	$114.4	$899.2
As of 3-31-16	1,840.1	3,376.8	1,484.1	6,701.0
Cash as of 3-31-16	119.6	179.0	166.8	465.4

Fees earned during the first quarter

Asset management fees	$5.4	$7.5	$4.6	$17.5
Acquisition fees	2.0	12.2	0.6	14.8
Disposition fees	1.3	—	0.6	1.9
Total fees	$8.7	$19.7	$5.8	$34.2

(1)  Represents dollar amounts of shares registered to offer pursuant to each company’s public offering, distribution reinvestment plan, and follow-on public offering

(2)  Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds

NorthStar Securities, Broker Dealer

•                  Net selling commissions of $0.4 million earned during the first quarter 2016.

New Products

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $3.2 billion closed-end fund, NorthStar Corporate Income Fund, which was declared effective by the SEC in February 2016 and will target corporate debt investments across a variety of industries globally. This information does not constitute an offer of any securities for sale.

•                  NSAM is sponsoring a $3.2 billion closed-end fund, NorthStar Real Estate Capital Income Fund, which was declared effective by the SEC in May 2016 and will focus mainly on commercial real estate debt investments.  This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1.0 billion non-traded business development company, NorthStar Corporate Investment Income, Inc., which confidentially submitted with the SEC an amended registration statement on Form N-2. This information does not constitute an offer of any securities for sale.

Townsend Acquisition

On January 29, 2016, NSAM acquired an approximate 84% interest in The Townsend Group for approximately $383 million. Founded in 1983, Townsend is the manager or advisor to approximately $175 billion of real assets, designing customized strategies and building distinctive portfolios for its world-class institutional investor base.

Townsend generated approximately $12.1 million of revenues and $5.9 million of EBITDA (on a 100% consolidated basis) from January 29, 2016 through March 31, 2016.  NSAM was also entitled to $1.8 million of management and other fees from January 14, 2016 to January 29, 2016, which was recorded net of operating expenses in other income.

Liquidity, Financing and Capital Markets Highlights

As of May 5, 2016, NSAM’s unrestricted cash was approximately $70 million.

In connection with the acquisition of Townsend, during the first quarter 2016, NSAM obtained a $500 million, less applicable original issue discounts and certain upfront fees, seven-year senior secured term loan (“Term Loan B”) with a cost of LIBOR + 3.88% (including a LIBOR floor of 0.75%). In addition, NSAM obtained corporate issuer and issue credit ratings from Standard & Poor’s Rating Services (“S&P”) and Moody’s Investors Service (“Moody’s”) of BBB- and Ba2, respectively.

Stockholders’ Equity

As of May 5, 2016, NSAM had 191.5 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

Earnings Conference Call

NSAM will host a conference call to discuss first quarter 2016 financial results on May 10, 2016, at 10:00 a.m. Eastern time.  Hosting the call will be David T. Hamamoto, Executive Chairman; Albert Tylis, Chief Executive Officer; Daniel R. Gilbert, Chief Investment and Operating Officer; and Debra A. Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 888-726-2429, or for international callers, by dialing 913-312-0650, and using passcode 2894066.

A replay of the call will be available two hours after the call through May 16, 2016 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 2894066.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues
Asset management and other fees	$96,280	$61,379
Selling commissions and dealer manager fees, related parties	6,371	29,923
Other income	3,779	400
Total revenues	106,430	91,702

Expenses
Commission expense	5,945	27,695
Interest expense	5,164	—
Transaction costs	7,319	302
Other expense	1,460	256
General and administrative expenses
Salaries and related expense	20,458	12,145
Equity-based compensation expense	17,133	13,618
Other general and administrative expenses	9,820	6,105
Total general and administrative expenses	47,411	31,868
Depreciation and amortization	1,909	455
Total expenses	69,208	60,576
Unrealized gain (loss) on investments and other	(10,664)	(348)
Realized gain (loss) on investments and other	(874)	—
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	25,684	30,778
Equity in earnings (losses) of unconsolidated ventures	(4,430)	(870)
Income (loss) before income tax benefit (expense)	21,254	29,908
Income tax benefit (expense)	(2,472)	(7,938)
Net income (loss)	18,782	21,970
Net (income) loss attributable to non-controlling interests	(176)	(202)
Net (income) loss attributable to redeemable non-controlling interests	(1,033)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$17,573	$21,768

Earnings (loss) per share:
Basic	$0.09	$0.11
Diluted	$0.09	$0.11

Weighted average number of shares:
Basic	183,028,524	189,541,166
Diluted	184,820,684	193,761,670

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Cash	$48,049	$84,707
Restricted cash	19,140	36,780
Receivables, net	107,434	93,809
Investments in unconsolidated ventures	101,122	88,069
Securities, at fair value	35,604	46,215
Intangible assets, net	205,152	—
Goodwill	247,828	—
Other assets	34,831	25,241
Total assets	$799,160	$374,821

Liabilities
Term loan, net	469,202	—
Credit facility	—	100,000
Accounts payable and accrued expenses	40,735	90,160
Commission payable	1,483	6,988
Other liabilities	27,432	930
Total liabilities	538,852	198,078

Commitments and contingencies	—	—
Redeemable non-controlling interests	74,759	—
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 5,210,113 and 4,213,156 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	52	42
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 189,090,061 and 185,685,124 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	1,891	1,857
Additional paid-in capital	216,817	208,318
Accumulated other comprehensive income (loss)	52	—
Retained earnings (accumulated deficit)	(36,804)	(35,152)

Total NorthStar Asset Management Group Inc. stockholders’ equity	182,008	175,065
Non-controlling interests	3,541	1,678
Total equity	185,549	176,743
Total liabilities and equity	$799,160	$374,821

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreements with each of our NorthStar Listed Companies are determined using such NorthStar Listed Company’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests attributable to the Operating Partnership and the following items: equity-based compensation, depreciation and amortization related items, amortization of deferred financing costs, foreign currency gains (losses), impairment on goodwill and other intangible assets, straight-line rent, adjustments for joint ventures and investment funds, deferred tax (benefit) expense related to timing differences that are not expected to reverse in the current year, unrealized (gain) loss from fair value adjustments, realized gain (loss) on investments and other, timing differences associated with receiving incentive fees and the related compensation expense and transaction and other costs. In future periods, such adjustments may include other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD involves subjective judgment and discretion, and may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended March 31, 2016 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

Three Months Ended
March 31, 2016

Net income (loss) attributable to common stockholders	$17,573
Non-controlling interest attributable to the Operating Partnership	176

Adjustments:
Equity-based compensation (1)	17,133
Deferred tax (benefit) expense	(2,303)
Adjustment related to joint ventures (2)	5,408
Unrealized (gain) loss from fair value adjustments (3)	10,664
Transaction costs and other (4)	8,171
Depreciation and amortization items	2,831

CAD	$59,653

CAD per share (5)	$0.31

(1)

The three months ended March 31, 2016 includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the NSAM Spin-off of $1.9 million, one-time grants of our stock issued in connection with the NSAM Spin-off of $5.7 million, annual grants of our stock to certain employees of $9.2 million and $0.3 million granted to non-employees.

(2)

The three months ended March 31, 2016 includes $0.8 million of equity-based compensation expense, $1.9 million impairment loss on our investment in Distributed Finance and $2.7 million of depreciation and amortization expense related to unconsolidated ventures.

(3)	Primarily represents the non-cash change in fair value for our investment in NorthStar Realty’s common stock.
(4)

The three months ended March 31, 2016 includes $7.3 million of one-time expenses and transaction costs primarily related to the Townsend acquisition and $0.8 million of realized loss due to the write-off of deferred financing costs associated with the repayment of the revolving credit agreement.

(5)	CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

Public Company Management Contracts:

Upon completion of the NSAM Spin-off and NRE Spin-off, respectively, NSAM entered into a management agreement with NRF and NRE for an initial term of 20 years, which automatically renews for additional 20-year terms each anniversary thereafter.  The following presents a summary of the fee arrangements and amounts earned from NRF and NRE.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee                             $186.4 million

Plus: After May 5, 2016:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty, including any shares issued as part of a forward sale agreement;

•                  equity issued by NorthStar Realty in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•                  any other issuances by NorthStar Realty of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NorthStar Realty in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          the portion of distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.68 per share and up to $0.78 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.78 per share;

•                  multiplied by the weighted average shares outstanding of NorthStar Realty for the calendar quarter.

In addition, NSAM will earn incentive fees from certain NorthStar Realty’s healthcare investments in connection with the long-term partnership, or the Healthcare Strategic Partnership, with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

NorthStar Realty Europe Management Contract Details:

Pro forma Annual Base Management Fee                             $14.0 million

Plus: After May 5, 2016:

1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NRE, including any shares issued as part of a forward sale agreement;

•                  equity issued by NRE in exchange or conversion of exchangeable or stock-settlable notes based on the stock price at the date of issuance;

•                  any other issuances by NRE of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NRE in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.30 per share and up to $0.36 per share; plus

•                  the product of (a) 25% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.36 per share;

•                  multiplied by the weighted average shares outstanding of NRE for the calendar quarter.

Retail Companies Management Contract Details (1):

Registrant Effective
	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate(3)	NorthStar Corporate Income Fund(4)	NorthStar Real Estate Capital Income Fund
Asset Management and Other Fees:
Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets	2.0% of average gross assets	2.0% of average gross assets
Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	N/A	N/A
Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	N/A	N/A
Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return(2)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return	20% of net cash flows after a 7% return(5)	20% of net cash flows after a 7% return(5)
Expense Reimbursement:
Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Allocable administrative expenses as permitted under the Investment Company Act of 1940	Allocable administrative expenses as permitted under the Investment Company Act of 1940

(1) NorthStar Corporate Investment, Inc. confidentially submitted an amended registration statement on Form N-2 to the SEC in June 2015, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2) The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

(3) Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared equally between NSAM and RXR Realty, as co-sponsors.

(4) Any asset management and other fees incurred by NorthStar Corporate Income will be shared between NSAM and Och-Ziff Capital Management, as co-sponsors.

(5) Incentive fee calculated based on 100% of the net investment income before such incentive fee when such hurdle rate exceeds 7% but less than 8.75% plus 20% when such amount is equal to or in excess 8.75%.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; the strength and consistency of our operating performance, profitability and business fundamentals, including our ability to continue to deliver strong results, including improved operating margins; the diversification of our business, including our managed companies and retail companies; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty Finance Corp. (NorthStar Realty) and NorthStar Realty Europe Corp. (NRE); our ability to sustain growth in our retail business, including whether it will continue to generate very attractive fee revenue; the ability of our retail companies, including NorthStar Income II, to raise capital, in the maximum offering amount or at all; whether the introduction of a new trailing commission structure in Northstar Income II will continue to pick up strong sales momentum and the timing of the closing of its offering; whether we will experience significant additional momentum in our retail business as we move through 2016 as a result of market friendly structures, the Department of Labor rule or otherwise; the ability of retail companies sponsored by AHI to raise and deploy capital; the timing and/or acceleration of and ability to raise capital through proposed offerings, with co-sponsors RXR Realty LLC and Och-Ziff Capital Management Group, LLC or otherwise, including NorthStar Corporate Income Fund, NorthStar Real Estate Capital Income Fund, NorthStar Corporate Investment Income, Inc., follow-on offerings, or at all; whether our exploration of strategic alternatives, including negotiations with Colony Capital and NorthStar Realty regarding a three-way combination transaction, will result in a transaction, the timing of any such transaction and, if so, whether we will achieve any anticipated benefits from it, including our ability to maximize shareholder value; our reliance on third party sub-advisors and co-sponsors to successfully operate and raise capital for certain of our retail companies and the potential adverse impact on our business and reputation if those third parties are subjected to negative press, civil or criminal investigations or any resulting litigation or settlements; our ability to deploy capital of our retail companies, as well as our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, NRE, new and existing retail companies or otherwise; our use of leverage; our ability to comply with any limitations, restrictions or covenants in our financing agreements; the value of our share price; the strength and value of Townsend’s brand and franchise;  Townsend’s ability to design customized strategies and build distinctive portfolios; Townsend’s ability to maintain or grow its client base of leading institutional investors, both domestically and globally; whether we and Townsend will be able to partner with each other to create value for our shareholders and Townsend clients, or at all; our ability to achieve strategic benefits from the Townsend transaction, including any increase in earnings power; the size and timing of offerings or capital raises by NorthStar Realty and NRE; the stability of our base management fees and the impact of the timing of any liquidity events for our retail companies; our ability to source investment opportunities on behalf of our managed and retail companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the monetization and other strategic initiatives undertaken by NorthStar Realty, NRE and the impact our business; the diversification of NorthStar Realty’s and NRE’s respective portfolios; our ability to expand or sustain the growth of our business, including expansion internationally; our ability to complete any potential acquisitions; our ability to create shareholder value; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any, including our ability to execute any repurchases through other alternatives and whether we will realize any benefits of such alternatives; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business, including our broker dealer and our managed companies, including the potential impact of the U.S. Department of Labor’s final rules regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; our board and management composition; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772